    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 2002



                                                      REGISTRATION NO. 333-76534

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 1 TO

                             REGISTRATION STATEMENT
                               FILED ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                 TRAFFIX, INC.
                        (Name of issuer in its charter)

                       Delaware                                              22-3322277
    (State or other jurisdiction of incorporation)            (I.R.S. Employer Identification Number)

        ONE BLUE HILL PLAZA, PEARL RIVER, NEW YORK 10965 (845) 620-1212
         (Address and telephone number of principal executive offices)

                              JEFFREY L. SCHWARTZ
                            CHIEF EXECUTIVE OFFICER
                                 TRAFFIX, INC.
        ONE BLUE HILL PLAZA, PEARL RIVER, NEW YORK 10965 (845) 620-1212
           (Name, address and telephone number of agent for service)
                             ---------------------
                                   COPIES TO:

                             MURRAY L. SKALA, ESQ.
           FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA, BASS & RHINE LLP
              750 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022-1200
                                 (212) 888-8200
                              FAX: (212) 888-7776
                             ---------------------
     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:  Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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           TITLE OF EACH CLASS OF                AMOUNT TO BE       PROPOSED OFFERING    PROPOSED AGGREGATE       AMOUNT OF
        SECURITIES BEING REGISTERED               REGISTERED      PRICE PER SECURITY(1)  OFFERING PRICE(1)   REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share.....    400,000 Shares          $6.26(2)             2,504,000               $599
---------------------------------------------------------------------------------------------------------------------------------
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

---------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.

(2) Represents the average of the high and low sales prices of the Common Stock for January 9, 2002 as reported by the Nasdaq National Market.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 TRAFFIX, INC.

                         400,000 SHARES OF COMMON STOCK


     This prospectus covers 400,000 shares of common stock, par value $.001 per share, for sale by our shareholders. Our common stock is traded on the Nasdaq National Market System under the symbol "TRFX." On January 25, 2002, the last reported sales price of the common stock was $6.43.


                     SEE "RISK FACTORS" BEGINNING ON PAGE 4
                         FOR INFORMATION THAT SHOULD BE
                      CONSIDERED BY PROSPECTIVE INVESTORS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The Date of this Prospectus is January 31, 2002

     In this prospectus, references to the "Company," "Traffix," "we,"us" and "our" refer to Traffix, Inc.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................    4
Disclosure Regarding Forward-Looking Statements.............    7
Use of Proceeds.............................................    8
Selling Shareholders........................................    8
Plan of Distribution........................................    8
Incorporation of Certain Information by Reference...........    9
Legal Matters...............................................    9
Experts.....................................................    9
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities................................   10
Where You Can Find More Information.........................   10

                               PROSPECTUS SUMMARY

     All of the information in this summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus, including information under "Risk Factors."

                                 TRAFFIX, INC.

                                    OVERVIEW

     We are a leading on-line database marketing company that acquires customers and generates sales for our corporate clients. We provide complete end-to-end marketing solutions for companies seeking to increase sales and customers through on-line marketing programs. The services we offer range from the development of a complete creative promotion to be used to market the client's product to consumers, broadcasting the promotion on-line in order to generate new customers for the client, delivery of data files from the results of campaigns, creating and hosting the customized websites or Web pages necessary to effect the consumer transaction that drives the clients' sales and generating comprehensive reporting in order for the client to analyze the effectiveness of the promotion. We use the proprietary on-line media of our websites, newsletters, interactive games, email marketing and our database of almost 50 million permission-based, profiled consumers to generate the customers, sales and/or leads for our clients. We are paid by our clients primarily on a success-based model in that we receive a fee for every lead, customer or sale generated for the client. In addition to our client-based revenue, we recently began generating revenue from our products and services (e.g., costume jewelry and inexpensive gift items) and from the sales and rentals (for use both on-line and off-line) of our proprietary, profiled databases.

     Background. From our inception in 1993 (under the name "Quintel Communications, Inc.") through 1999, we generated the bulk of our revenue from database marketing using the traditional media of television, postal mail and telemarketing. In 2000, we transitioned our database marketing business to the on-line media of the Web. Applying the direct marketing disciplines honed from our years of operating in the "off-line" media, our management believes it is able to provide significantly enhanced response-based results in a more cost-efficient and scaleable manner via on-line marketing. In addition, as a result of our direct marketing background, we believe we are able to design on-line marketing programs to generate traffic and leads for traditional direct marketing media channels, such as inbound and outbound telemarketing and direct mail.

     On-Line Marketing. We own the free on-line lottery, www.grouplotto.com, as well as a number of other interactive games, sites and services on the Web. These properties are designed to generate real-time response-based marketing. Consumers are given the opportunity, while on-line, to purchase, sign-up for, ask to be contacted regarding, or simply indicate an interest in, hundreds of offers for various products and services provided by our corporate clients. Specifically through these interactive Web properties we generate for our corporate clients a variety of transactional results ranging from (a) Web traffic, (b) inbound telemarketing calls, (c) outbound telemarketing leads, (d) demographically/psychographically profiled lists of consumers, (e) highly-targeted customized response-based leads, (f) completed applications for products, and (g) actual sales of products and services.

     GroupLotto.com. The GroupLotto website offers consumers the opportunity to win up to $10 million daily in a free, on-line lottery. The lottery prizes are insured and monitored by an independent, third-party agency. In order to play, each consumer must provide complete and accurate registration information and agree to receive ("opt-in") marketing messages from GroupLotto and our marketing partners. The interactive media on this website includes registration pages, game banners, and "pop-ups", the purpose of which is to generate web traffic, leads and sales. Revenue is generated at this website from our corporate clients who pay for such traffic, leads and sales. We generate our bulk consumer traffic to this website through email marketing to lists of consumers who have indicated an interest in our marketing programs by opting in to receive such offers.

     Similar to the GroupLotto website, we generate results for our clients through several other interactive games and products. For example, we market through a "scratch and win" game that offers consumers the chance to instantly find out if they have won any number of prizes. The consumer plays the game by "scratching" with the mouse certain parts of the entry ticket to uncover the results. These games can be "pushed" to consumers by delivering them via email to the player's desktop.

     We recently launched www.prizecade.com, a destination website where consumers have access to parlor, arcade and casino style games. We intend to use these games to generate revenue from our clients in a similar manner as the GroupLotto model. We believe these games could also offer other new revenue opportunities, such as brand marketing.

     Email Marketing. One of our most important revenue sources is direct marketing via email. Each program that we market for our clients can be implemented not only through the interactive games and "pop-ups", but also, and often primarily, through "solo" email marketing. We currently have almost 50 million profiled, permission-based records which have been acquired under a number of affinity group based brands.

     Compared to postal marketing and telemarketing, email marketing is significantly less expensive, offers much faster response times, and, we believe, provides for a more rich consumer media experience. We now own an email delivery system which reduces our dependence on third party vendors and further reduces the expenses associated with delivering our hundreds of millions of monthly commercial email messages.

     One of the attractive features for clients, and, we believe, a significant competitive advantage, is our ability to create and test a variety of marketing campaigns for prospective and existing corporate clients at no risk to the client. Since we own extensive databases, have a creative department, and can deliver email with a diminimus expense, we are able to offer prospective and existing clients the opportunity to test market new products, services, price points and creative concepts in order to determine if an on-line campaign works for the client and which campaigns work most effectively.

     Even after campaigns are fully implemented, we further analyze the marketing results to gauge whether the campaigns are continuing to generate adequate results for the client, whether the media is being utilized cost-efficiently, and to determine whether new and different copy is yielding better overall results. These are the traditional direct-marketing disciplines which, we believe, when applied together with our proprietary databases, delivery systems and reporting systems, distinguish us from our competitors in the on-line marketing industry.

     Proprietary Products and Services. A revenue stream which we recently introduced is the on-line marketing of our own products and services. For example, one of our websites, Thanksmuch.com, now sells inexpensive costume jewelry and other gift items directly to consumers. When a consumer selects a gift item and tenders his credit card, he is given the opportunity to purchase other, more valuable products and services at special discounts. In addition to the Thanksmuch line of jewelry and gifts, we are developing and testing other products and services for direct marketing to consumers. No assurances can be given, however, that these anticipated sources of revenue will generate any significant income to our operations in future fiscal periods, if at all. See "Forward Looking Information".

     Syndication. After we develop a campaign that works efficiently on our proprietary media, we often "syndicate" the program to third-party media. Typically, we have expended time, media and other costs in developing certain campaigns. In exchange for this "R and D" incurred by us, we obtain the right to market those campaigns to a list of other on-line media companies. We enter into agreements with these other on-line media companies to run the campaigns generally on a fee-share arrangement. We believe these media companies benefit by receiving an immediately marketable, fully-packaged and tested marketing program. As a result, we believe we are able to leverage campaigns we have developed (including our proprietary products and services) so that we can generate additional revenue with virtually no costs or risks associated with such business extension.

     Our Company. We were organized in 1993 under the laws of the State of Delaware as Quintel Entertainment, Inc. We changed our name to Quintel Communications, Inc. in 1998 and to Traffix, Inc. in 2000. Our executive offices are located at One Blue Hill Plaza, Pearl River, New York 10965, and our telephone number is (845) 620-1212.

                                  THE OFFERING

Securities offered               400,000 shares of common stock

Sellers                          The shares are being offered by our
                                 shareholders and not by us.

Offering prices                  Prices then available on the Nasdaq National
                                 Market or in individually negotiated
                                 transactions.

Common stock to be outstanding
after the offering(1)            14,333,255 shares

Use of proceeds                  We will not receive any proceeds from the sale
                                 of the shares.

Risk factors                     An investment in the shares involves a high
                                 degree of risk. See "Risk Factors."

Nasdaq National Market trading
symbol                           "TRFX"
---------------

(1) Does not include 3,322,507 shares reserved by us for issuance upon exercise of all stock options included in our 1995 Employee Stock Option Plan and our Third Amended and Restated 1996 Stock Option Plan, of which options to purchase 3,042,489 shares at prices ranging from $1.50 to $15.5625 and expiring at various times from September 14, 2002 to January 1, 2012 have already been granted by us.

                                  RISK FACTORS

     The purchase of the shares involves a high degree of risk, including, but not necessarily limited to, the risks described below. Before purchasing the shares, you should consider carefully the general investment risks enumerated elsewhere in this prospectus and the following risk factors, as well as the other information contained in this prospectus.

ADVERTISERS MAY BE RELUCTANT TO DEVOTE A PORTION OF THEIR BUDGETS TO INTERNET ADVERTISING AND DIGITAL MARKETING SOLUTIONS.

     Companies doing business on the Internet must compete with traditional advertising media, including television, radio, cable and print, for a share of advertisers' total marketing budgets. Potential customers may be reluctant to devote a significant portion of their marketing budget to Internet advertising or digital marketing if they perceive the Internet to be a limited or ineffective marketing medium. Any shift in marketing budgets away from Internet advertising spending or digital marketing solutions could materially and adversely affect our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO COMPLY WITH THE ADOPTION OF NEWLY CREATED LAWS AND GOVERNMENTAL REGULATION OF THE INTERNET INDUSTRY AND NEW RESTRICTIONS FOR INTERNET USE MAY INCREASE OUR COST OF DOING BUSINESS.

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than laws and regulations applicable to businesses generally, federal and state regulations dealing with the marketing of products and services, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business, or otherwise have an adverse effect on our business, financial condition and results of operations. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business, financial condition and results of operations.

DEMAND FOR OUR SERVICES MAY DECLINE DUE TO THE PROLIFERATION OF SOFTWARE DESIGNED TO PREVENT THE DELIVERY OF INTERNET ADVERTISING OR BLOCK THE USE OF COOKIES.

     Our business may be adversely affected by the adoption by computer users of technologies that harm the performance of our services. For example, computer users may use software designed to filter or prevent the delivery of Internet advertising, or Internet browsers set to block the use of cookies. We cannot assure you that the number of computer users who employ these or other similar technologies will not increase, thereby diminishing the efficacy of our services. In the case that one or more of these technologies are widely adopted, demand for our services would decline.

OUR BUSINESS MAY SUFFER IF THE WEB INFRASTRUCTURE IS UNABLE TO EFFECTIVELY SUPPORT THE GROWTH IN DEMAND PLACED ON IT.

     Our success will depend, in large part, upon the maintenance of the Web infrastructure, such as a reliable network backbone with the necessary speed, data capacity and security and timely development of enabling products such as high speed modems, for providing reliable Web access and services and improved content. We cannot assure you that the Web infrastructure will continue to effectively support the demands placed on it as the Web continues to experience increased numbers of users, frequency of use and increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we, or our marketing partners, may have to spend considerable amounts to adapt our solutions accordingly. Furthermore, the Web has experienced a variety of outages and other delays due to damage to portions of its infrastructure. These outages and delays could impact our Web sites or the Web sites of our marketing partners.

EMAIL MARKETING MAY NOT GAIN MARKET ACCEPTANCE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     The degree to which our e-messaging platform and that used by our marketing partners is accepted and used in the marketplace depends on market acceptance of email as a method for targeted marketing of products and services. Our ability, as well as the ability of our marketing partners, to successfully differentiate our services from our competitors also will be important. Businesses that already have invested substantial resources in traditional or other methods of marketing may be reluctant to adopt new commercial methods or strategies, such as email marketing. In addition, individuals with established patterns of purchasing goods and services based on traditional marketing methods may be reluctant to alter those patterns. As a result of the factors listed above, email marketing may not be accepted by the marketplace, which would have a material adverse effect on our business.

OUR SUCCESS IS DEPENDENT ON THE SUCCESS OF THE DIRECT MARKETING INDUSTRY.

     The future success of our operations is dependent in large part on the continued demand for our services from the direct marketing industry, as well as the continued willingness of our marketing partners to contribute their data to us. A significant downturn in the direct marketing industry, or withdrawal by a substantial number of our marketing partners, could have a material adverse effect on our business, financial condition and results of operations. In addition, the effectiveness of the direct marketing we provide may decrease as a result of consumer saturation and increased consumer resistance.

WE ARE STRONGLY DEPENDENT ON THE CONTINUED GROWTH OF THE ELECTRONIC COMMERCE INDUSTRY AND OUR BUSINESS WOULD BE ADVERSELY AFFECTED SHOULD THE INTERNET IN GENERAL FAIL TO BECOME A VIABLE COMMERCIAL MARKETPLACE.

     Our long-term viability is strongly dependent upon the widespread consumer acceptance and use of the Internet as a medium of commerce, in particular a medium for the buying and selling of products and services. Use of the Internet as a means to market products and services is at a relatively early stage of development, and its potential for growth and stability is uncertain. We cannot predict the extent to which consumers will be willing to shift their purchasing and selling habits from traditional means of commerce to online providers. In addition, the Internet in general may not become a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure, delayed development of enabling technologies and inadequate performance improvements. The Internet's viability as a commercial marketplace could also be adversely affected by increases in government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and as a result adversely affect usage of the Internet in general. Adverse publicity and consumer concern about the privacy of users of the Internet may inhibit the growth of all types of commerce on the Internet. If the use of the Internet does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet does not effectively support the growth that may occur, our business operations would be materially adversely affected.

WE AND OUR MARKETING PARTNERS MAY BE UNABLE TO KEEP UP WITH THE RAPID TECHNOLOGICAL CHANGES THAT MAY OCCUR IN THE INTERNET AND E-COMMERCE ARENAS WHICH WOULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS.

     To remain competitive, we and our marketing partners must enhance and continually improve the responsiveness, functionality and features of our services. The Internet and the online commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry standards and practices that could render existing technology and systems obsolete at any time. Our success will depend, in part, on our ability, and the ability of our marketing partners, to license leading technologies that address the increasingly sophisticated and varied needs of prospective consumers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of a website and other proprietary technology entails significant technical and business risks. There can be no assurance that we, or our marketing partners, will use new technologies effectively or adapt existing websites and operational systems to customer requirements or emerging industry standards. If we, or our marketing partners, are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business, prospects, financial condition and results of operations would be materially adversely affected.

WE AND OUR MARKETING PARTNERS DEPEND ON THIRD-PARTY INTERNET AND
TELECOMMUNICATIONS PROVIDERS, OVER WHOM WE HAVE NO CONTROL, TO OPERATE OUR SERVICES. INTERRUPTIONS IN THESE SERVICES CAUSED BY ONE OF THE PROVIDERS COULD HAVE AN ADVERSE EFFECT ON REVENUE AND SECURING ALTERNATE SOURCES OF THESE SERVICES COULD SIGNIFICANTLY INCREASE EXPENSES.

     We and our marketing partners depend heavily on several third-party providers of Internet and related telecommunication services, including hosting and co-location facilities, in operating our services and the services of our marketing partners. These companies may not continue to provide services to us without disruptions in service, at the current cost or at all. The costs associated with any transition to a new service provider would be substantial, requiring the reengineering of computer systems and telecommunications infrastructure to accommodate a new service provider. This process would be both expensive and time-consuming. In addition, failure of the Internet and related telecommunications providers to provide the data communications capacity in the time frame required by us and our marketing partners could cause interruptions in the services we and our marketing partners provide. Unanticipated problems affecting our computer and telecommunications systems in the future could cause interruptions in the delivery of services, causing a loss of revenue and potential loss of customers.

WE COMMENCED THE OPERATIONS OF OUR INTERNET SEGMENT IN THE LATTER PART OF THE FISCAL YEAR ENDED NOVEMBER 30, 1999. THIS MAY LIMIT YOUR BASIS FOR EVALUATING US BASED ON OUR HISTORICAL PERFORMANCE.

     We commenced our Internet-based operations in August 1999, through our first strategic marketing investment in an Internet-related business. Our principal website, GroupLotto.com, commenced operations in November 1999. Previously, our business principally consisted of the sale of consumer oriented enhanced telephone services, revenues generated from customer telephone services, and revenues generated from customer acquisition programs. Accordingly, our Internet segment has a limited operating history for you to use in evaluating our operations. An investor should, therefore, apply the risks and difficulties frequently encountered by early stage and development stage companies to his or her analysis of our company.

WE FACE INTENSE COMPETITION IN THE MARKETING OF PRODUCTS AND SERVICES.

     We face intense competition in the direct marketing of products and services. Many of our competitors are well established, have reputations for success in the development and marketing of services and have significant financial, marketing, distribution, personnel and other resources. These financial and other capabilities permit such companies to implement extensive advertising and promotional campaigns, both generally and in response to efforts by additional competitors to enter into new markets and introduce new services.

OUR SUCCESS DEPENDS ON OUR ABILITY TO CONTINUE FORMING RELATIONSHIPS WITH OTHER INTERNET AND INTERACTIVE MEDIA CONTENT AND PRODUCT PROVIDERS.

     The Internet includes an ever-increasing number of businesses that offer and market consumer products and services. These entities offer advertising space on their websites, as well as profit sharing arrangements for joint effort marketing programs. We expect that with the increasing number of entrants into the Internet commerce arena, advertising costs and joint effort marketing programs will become extremely competitive. This competitive environment might prevent us from executing profit generating advertising and joint effort marketing programs in the future. This competitive environment may also prevent us from providing entertaining content and product and service providers from marketing their products and services through our websites and the websites of our marketing partners. If we fail to continue establishing new, and maintain existing, profitable advertising and joint marketing arrangements, we may suffer substantial adverse consequences to our financial condition and results of operations.

WE ARE DEPENDENT ON OUR KEY PERSONNEL FOR MANAGING OUR BUSINESS AFFAIRS. THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT THE CONDUCT OF OUR BUSINESS.

     We are and will be highly dependent upon the efforts of the members of our management team, particularly those of our Chief Executive Officer, Jeffrey L. Schwartz, and our Chief Operating Officer, Andrew Stollman. The loss of the services of Messrs. Schwartz or Stollman may impede the execution of our business strategy and the achievement of our business objectives. We can give you no assurance that we will be able to attract and retain the qualified personnel necessary for the development of our business. Our failure to recruit key personnel or our failure to adequately train, motivate and supervise our existing or future personnel will adversely affect our operations.

OUR BUSINESS PLAN IS SUBJECT TO CHANGE AND ANY EXPECTATIONS WE AND YOU MAY HAVE FOR ITS SUCCESSFUL IMPLEMENTATION MAY BE DISAPPOINTED.

     Our business plan and strategy may quickly change based upon facts or circumstances currently unforeseen by us. Due to the ever changing nature of the e-commerce industry and the Internet, we, based upon these unforeseen facts or circumstances, may change our business plan at the discretion of our Management and Board of Directors with results, adverse or otherwise, that we cannot now foresee.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FORESEEABLE FUTURE, A PURCHASER IN THIS OFFERING WILL ONLY REALIZE AN ECONOMIC GAIN ON HIS INVESTMENT FROM AN APPRECIATION, IF ANY, IN THE MARKET PRICE OF OUR COMMON STOCK.

     We have never paid, and have no intentions in the foreseeable future to pay, any dividends on our common stock. Therefore, an investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK WILL DISCOURAGE PURCHASES OF OUR COMMON STOCK BY PERSONS WHO MIGHT OTHERWISE SEEK TO GAIN CONTROL OF TRAFFIX.

     Our executive officers, directors and founders beneficially own 6,358,720 shares of our outstanding common stock representing approximately 44% of the total of our outstanding shares before the exercise of any outstanding warrants and options. Accordingly, such persons will be able to exercise substantial control in the election of our directors, increases in our authorized capital, our dissolution or merger, or sale of our assets, and otherwise influence the control of our affairs. As a result, potential purchasers may not seek to acquire control of our company through the purchase of common stock which may tend to reduce the market price of our common stock. In addition, we are subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, also hinder or delay a change in control.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares covered by this prospectus.

                              SELLING SHAREHOLDERS


     The following table sets forth certain information regarding beneficial ownership of our common stock as of January 25, 2002 by the selling shareholders. We believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.


                                                              AMOUNT AND
                                                              NATURE OF      SHARES     BENEFICIALLY
NAME OF                                                       BENEFICIAL   REGISTERED      OWNED
BENEFICIAL OWNER                                              OWNERSHIP*    FOR SALE    AFTER SALE*
----------------                                              ----------   ----------   ------------
Pequot Capital Management, Inc.(1)..........................   350,000      240,000       110,000
Crestwood Capital Partners, L.P.............................   153,000      100,000        53,000
Crestwood Capital International, Ltd........................   131,000       60,000        31,000

---------------


 * The number of shares of common stock beneficially owned by a person or entity is determined under rules promulgated by the United States Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after January 25, 2002. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.


    Except for information in our records and reports filed by it with us, if any, we have no knowledge of whether a selling shareholder owns any other shares of our common stock or options or warrants to purchase shares of our common stock. We believe that none of the selling shareholders will own 1% or more of our outstanding shares if they sell all of their shares registered for sale.

(1) Shares beneficially owned by Pequot Capital Management, Inc. represents 230,000 shares held of record by Pequot Scout Fund, L.P. and 120,000 shares held of record by Pequot Navigator Offshore Fund, Inc. which are managed by Pequot Capital Management, Inc. Pequot Capital Management, Inc. holds voting and dispositive power for all shares held by Pequot Scout Fund, L.P. and Pequot Navigator Offshore Fund, Inc.

                              PLAN OF DISTRIBUTION

     We are registering 400,000 shares of our common stock covered by this prospectus on behalf of the selling shareholders. We will pay the costs and fees of registering our common stock, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to their sale of their common stock.

     The selling shareholders may, from time to time, sell all or a portion of their shares of our common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers and dealers may receive commissions, discounts or concessions for their services from the selling shareholders or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. These commissions or discounts are not expected to exceed those customary in the types of transactions involved.

     The selling shareholders and any broker-dealer or agent involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the "Securities Act"), and a portion of any proceeds of sale and the broker-dealers' or agents' commissions, discounts, or concessions may be deemed to be underwriters' compensation under the Securities Act.

     In addition to selling their common stock under this prospectus, the selling shareholders may transfer their common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; and the sale of such shares may be made by such transferees in the public securities markets by delivery of this prospectus to the buyers in such transactions.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this prospectus. Our Commission file number to be used to locate these documents is 0-27046.

     - Our Annual Report on Form 10-K for the year ended November 30, 2000.

     - Our Quarterly Reports on Form 10-Q for the quarters ended February 28, May 31, and August 31, 2001.

     - Our Current Reports on Form 8-K filed on December 26, 2000 and July 18, 2001.

     - The description of our common stock set forth in our registration statement on Form 8-A filed October 23, 1995, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the termination of this offering, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                 LEGAL MATTERS

     The legality of the common stock included in this prospectus has been passed upon for the Company by Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, New York, New York. Murray L. Skala, a member of such firm, is a member of our Board of Directors, an owner of 4,000 shares of our common stock and the holder of options to purchase an aggregate of 113,750 shares of common stock.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Traffix, Inc. for the fiscal year ended November 30, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our shareholders for monetary damages for breach of fiduciary duty as a director, provided that our certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our shareholders through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director including breaches resulting from negligent or grossly negligent behavior except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our or our shareholders' ability to seek non monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

     In addition, our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons who we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, and to persons controlling Traffix pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                      WHERE YOU CAN FIND MORE INFORMATION

     Since December 5, 1995, we have been subject to the reporting requirements of the Exchange Act. In accordance with the Exchange Act, we have and will continue to file reports, proxy statements and other information with the Commission. Reports and other information filed by us may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such materials can be obtained from the Public Reference Room of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our common stock is listed on the Nasdaq National Market and reports and information concerning Traffix can also be inspected through such exchange. We intend to furnish our shareholders with annual reports containing audited financial statements and such other periodic reports as we deem appropriate or as may be required by law.

     We will provide without charge to each person who receives this prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. Such requests should be directed by mail to

Mr. Daniel Harvey, Chief Financial Officer, Traffix, Inc., One Blue Hill Plaza, Pearl River, New York 10965, or by telephone at (845) 620-1212.

     We have filed with the Commission a registration statement on Form S-3 and all schedules and exhibits thereto under the Securities Act with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to such registration statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the registration statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     It is expected that the following expenses will be incurred in connection with the issuance and distribution of the Common Stock being registered. All such expenses are being paid by the Company.

SEC Registration fee........................................   $   599
  Printing and Edgarization*................................     3,500
  Accountants' fees and expenses*...........................    10,000
  Attorneys' fees and expenses*.............................    10,000
  Miscellaneous*............................................     1,901
                                                               -------
  Total*....................................................   $26,000
                                                               =======

---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's certificate of incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek non monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

     In addition, the certificate of incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
   4.1   Form of certificate evidencing shares of common stock(1)
   5.1   Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass &
         Rhine LLP, counsel for the Registrant(2)
  23.1   Consent of PricewaterhouseCoopers LLP(2)
  23.2   Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass &
         Rhine LLP (included in Exhibit 5.1)(2)


---------------


(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, filed with the Commission on November 14, 1995, and incorporated herein by reference.



(2)Filed as an exhibit with the initial filing of this Registration Statement, filed with the Commission on January 10, 2002.


ITEM 17.  UNDERTAKINGS

     The Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          2. That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          4. That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the shares of common stock offered herein, and the offering of such shares of common stock at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on January 29, 2002.


                                          TRAFFIX, INC.

                                          By:    /s/ JEFFREY L. SCHWARTZ
                                            ------------------------------------
                                                    Jeffrey L. Schwartz
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

             /s/ JEFFREY L. SCHWARTZ                   Chairman and Chief Executive      January 29, 2002
 ------------------------------------------------      Officer (Principal Executive
               Jeffrey L. Schwartz                               Officer)


                /s/ DANIEL HARVEY                         Chief Financial Officer        January 29, 2002
 ------------------------------------------------        (Principal Financial and
                  Daniel Harvey                             Accounting Officer)


               /s/ ANDREW STOLLMAN                       Chief Operating Officer,        January 29, 2002
 ------------------------------------------------         Secretary and Director
                 Andrew Stollman


                 /s/ ERIC AROESTY                         President and Director         January 29, 2002
 ------------------------------------------------
                   Eric Aroesty


               /s/ MURRAY L. SKALA                               Director                January 29, 2002
 ------------------------------------------------
                 Murray L. Skala


                /s/ EDWIN A. LEVY                                Director                January 29, 2002
 ------------------------------------------------
                  Edwin A. Levy


              /s/ LAWRENCE BURSTEIN                              Director                January 29, 2002
 ------------------------------------------------
                Lawrence Burstein


                 /s/ JACK SILVER                                 Director                January 29, 2002
 ------------------------------------------------
                   Jack Silver

                                 EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
   4.1   Form of certificate evidencing shares of common stock(1)
   5.1   Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass &
         Rhine LLP, counsel for the Registrant(2)
  23.1   Consent of PricewaterhouseCoopers LLP(2)
  23.2   Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass &
         Rhine LLP (included in Exhibit 5.1)(2)


---------------


(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1, filed with the Commission on November 14, 1995, and incorporated herein by reference.



(2)Filed as an exhibit with the initial filing of this Registration Statement, filed with the Commission on January 10, 2002.